UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 27, 2010

NEXEN INC.
 (Exact Name of Registrant as Specified in Its Charter)

CANADA
(State or Other Jurisdiction of Incorporation)

1-6702	98-6000202
(Commission File Number)	(I.R.S. Employer Identification No.)

801 – 7th AVENUE S.W.
CALGARY, ALBERTA, CANADA	T2P 3P7
(Address of Principal Executive Offices)	(Zip Code)

(403) 699-4000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On April 27, 2010, Nexen Inc. held its Annual General Meeting of Shareholders at The Fairmont Palliser Hotel in Calgary, Alberta, Canada. The shareholders voted in favour of all directors to hold office for the following year and for the appointment of Deloitte & Touche LLP as independent auditors for 2010. The report of voting results is as follows:

(a)	Each of the twelve director nominees proposed by management were elected by a vote, conducted by ballot as follows:

Director	For	%	Withheld	%
William B. Berry	364,737,307	98.85	4,232,201	1.15
Robert G. Bertram	330,517,370	89.58	38,452,138	10.42
Dennis G. Flanagan	363,879,736	98.62	5,089,772	1.38
S. Barry Jackson	316,900,133	85.89	52,069,375	14.11
Kevin J. Jenkins	329,623,282	89.34	39,346,226	10.66
A. Anne McLellan, P.C.	289,052,568	78.34	79,916,940	21.66
Eric P. Newell, O.C.	364,594,540	98.81	4,374,968	1.19
Thomas C. O’Neill	309,207,234	83.80	59,762,274	16.20
Marvin F. Romanow	363,362,691	98.48	5,606,817	1.52
Francis M. Saville, Q.C.	307,984,105	83.47	60,985,403	16.53
John M. Willson	329,302,711	89.25	39,666,797	10.75
Victor J. Zaleschuk	363,072,526	98.40	5,896,982	1.60

(b)
The appointment of Deloitte & Touche LLP, Chartered Accountants, to serve as the independent auditors for 2010 was approved by a show of hands.  Proxies of 377,362,527 (99.94%) for and 239,511 (0.06%) withheld were received.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 28, 2010

NEXEN INC.

By:	/s/ Rick C. Beingessner
Name: Rick C. Beingessner
Title: Assistant Secretary